Exhibit 10.9
NextG Networks, Inc.
FIRST AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT
     This First Amended and Restated Change of Control Agreement (this “Agreement”), dated as of November 15, 2007 (the “Effective Date”), is executed by and among                                          (the “Executive”) and NextG Networks, Inc., a Delaware corporation (the “Company”). The Executive and the Company are each individually referred to in this Agreement as a “Party” and are collectively referred to in this Agreement as the “Parties.” Certain capitalized terms are defined in Section 5.
     This Agreement amends, restates, and supersedes the [___date___] Change of Control Agreement between the Executive and the Company.
Recitals
     A. The Board expects that, from time to time, the Company may consider the possibility of an acquisition of the Company by another company or some other Change of Control. The Board recognizes that such considerations may distract the Executive and may cause the Executive to consider alternative employment opportunities.
     B. The Board believes that it is in the Company’s best interests and for the stockholders’ benefit to provide the Executive with an incentive to continue the Executive’s employment with the Company and to maximize the Company’s value upon a Change of Control.
Agreement
     In consideration of the mutual covenants contained in this Agreement, and in consideration of the Company’s continuing employment of the Executive, the Parties agree as follows:
     1. Employment. As of the Effective Date, the Executive is employed by the Company as the Company’s                                          with the duties, responsibilities, and compensation that exist on the Effective Date. Before a Change of Control, this Agreement will not restrict the Company in any manner with respect to the Executive’s employment, including with respect to revising from time to time the Executive’s duties, responsibilities, and/or compensation. The Company and the Executive expressly acknowledge and agree that the Executive’s employment with the Company has been, is, and will continue to be at-will employment, as defined under applicable law. If the Executive’s employment with the Company terminates for any reason or no reason at any time before a Change of Control, then this Agreement will not entitle the Executive to any payment, benefit, damage, award, or compensation.
     2. Involuntary Termination After a Change of Control. Subject to Section 1, Section 3 and Section 4, if the Executive’s employment with the Company terminates at any time on or after a Change of Control and if such termination results from an Involuntary Termination, then any and all unvested stock options held by the Executive as of the Termination Date will immediately vest and become immediately exercisable on the Termination Date and all repurchase options applicable to all restricted stock held by the Executive will immediately terminate on the Termination Date.
     3. Other Termination. If the Executive’s employment terminates at any time for any reason other than an Involuntary Termination, including for Cause or the Executive’s voluntary resignation, or if the Executive’s employment terminates for any reason or no reason before a Change of Control, then the Executive will not be entitled to receive any accelerated stock option vesting or accelerated repurchase option termination pursuant to this Agreement and the Executive will not be entitled to any other benefit from the Company as a result of this Agreement. Without limiting the foregoing sentence and notwithstanding anything to the contrary in this Agreement, this Agreement will not confer any benefit to the Executive, and no compensation or benefits will be paid to the Executive under this Agreement, if the Executive’s employment is terminated because of the Executive’s death or Disability.
     4. Limitation on Payments. If the benefits provided to the Executive in this Agreement (a) become payable, (b) constitute a “parachute payment(s)” within the meaning of Code Section 280G, and (c) but for this Section 4, would be subject to the excise tax imposed by Code Section 4999, then any benefits payable to the Executive under Section 2 will be payable either in full or as to such lesser amount that would result in no portion of such benefits being subject to excise tax under Code Section 4999, whichever of the foregoing amounts, taking into account the applicable federal, state, and local income taxes and the excise tax imposed by Code Section 4999, results in the Executive receiving, on an after-tax basis, the greatest amount of benefits under Section 2, notwithstanding that all or some portion of such benefits may be taxable under Code Section 4999. Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 4 will be made in writing by the Accountants, whose determination will be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Code Section 280G and Code Section 4999. The Company and the Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request to make a determination under this Section 4. The Company will bear all costs that the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.
     5. Definitions. In this Agreement, the following terms have the following meanings:
          (a) “Accountants” means the Company’s independent public accountants.
          (b) “Board” means the Company’s Board of Directors.
          (c) “Cause” means the Executive’s (i) failure to satisfactorily perform substantially the same employment duties and responsibilities that the Executive’s was assigned and performed immediately before the Change of Control; provided that the Company has given the Executive at least 30 days’ written notice of such failure, which notice describes the Executive’s failure to satisfactorily perform such duties or responsibilities; (ii) act of dishonesty, fraud, or misrepresentation; (iii) violation of any federal or state law or regulation applicable to the Company’s business; (iv) breach of any agreement with the Company, including, but not limited to, the Executive’s confidentiality agreement or invention assignment with the Company; (v) conviction of, or plea of nolo contendere to, any crime; (vi) commission of any act of moral turpitude; (vii) willful act by the Executive that constitutes gross misconduct and that is injurious to the Company; or (viii) death or Disability.
          (d) “Change of Control” means the occurrence of any of the following:
               (i) the acquisition of the Company by another entity by consolidation, merger, or other reorganization in which the holders of the Company’s voting stock immediately before the acquisition transaction own, immediately after the acquisition transaction, Company securities representing less than 50% of the Company’s voting power or of the voting power of the entity surviving such transaction; provided that no Change of Control will be deemed to occur (A) in a merger implemented solely for the purpose of changing the Company’s domicile or (B) with respect to any equity or debt financing for the primary purpose of raising operating capital; or
               (ii) the Company’s sale or disposition of all or substantially all of the Company’s assets.
          (e) “Code” means the Internal Revenue Code of 1986, as amended.
          (f) “Disability” means the Executive’s inability to perform the Executive’s assigned duties or responsibilities as a Company employee for a period of 12 consecutive weeks or for a period of 12 weeks during any 24-week period because of the Executive’s incapacity due to physical, mental, or other illness or due to any other form of disability.
          (g) “Involuntary Termination” means the Company’s actual termination of the Executive’s employment for any reason other than Cause.
          (h) “Termination Date” means the effective date of the termination of the Executive’s employment with the Company.
     6. Successors and Assigns. The Company may assign any of the Company’s rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the Company’s successors and assigns. This Agreement will be binding upon the Executive and the Executive’s heirs, executors, administrators, and assigns.
     7. Notice.
          (a) General. Notices and all other communications contemplated by this Agreement will be in writing sent by personal delivery or by registered or certified mail, sent by facsimile, or sent by electronic mail. Notices sent to either Party by personal delivery or by registered or certified mail will be deemed to have been given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of notices to the Executive, notices will be addressed to the Executive at the Executive’s home address set forth on the signature page to this Agreement or to any other address communicated to the Company in writing or to the facsimile number or electronic mail address set forth on the signature page to this Agreement or such other facsimile number or electronic mail address communicated to the Company in writing. Facsimile notices to the Executive will be deemed to have been delivered upon confirmation of delivery and electronic mail notices to the Executive will be deemed to have been delivered upon directing such electronic mail to the Executive’s electronic mail address. In the case of notices to the Company, mailed notices will be addressed to the Company’s corporate headquarters, and all notices will be directed to the attention of the Company’s President.
          (b) Termination Notice. Any termination of the Executive’s employment by the Company for Cause or by the Executive because of a voluntary resignation or an Involuntary Termination will be communicated by a termination notice delivered to the other Party given in accordance with Section 7(a). Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the Termination Date (which will be not more than 30 days after the termination notice is received). Either Party’s failure to send such termination notice, to include in such termination notice any fact or circumstance that contributes to a showing of Cause or Involuntary Termination, or to include any other matter in such termination notice will not waive or restrict either Party’s right to assert any facts, circumstance, claims, or any other matters in enforcing such Party’s rights under this Agreement, under applicable law, or otherwise.
     8. Arbitration.
          (a) Any and all disputes or controversies, whether of law or fact and of any nature whatsoever, arising from, relating to, or respecting this Agreement will be finally decided by binding arbitration in accordance with the American Arbitration Association’s rules and regulations.
          (b) The arbitrator will be selected as follows: if the Company and the Executive agree on one arbitrator, then that arbitrator will conduct the arbitration. If the Company and the Executive do not agree on one arbitrator, then the Company and the Executive will each select one independent, qualified arbitrator and the two arbitrators so selected will select the third arbitrator, and the three arbitrators will conduct the arbitration. The Company will have the right to object to and disqualify any individual arbitrator who is or will be employed by or affiliated with a competing organization.
          (c) The arbitration will take place in Santa Clara County, California, or any other location mutually agreeable to the Parties. At either Party’s request, the arbitration proceedings will be conducted in the utmost secrecy, and, in such case, all documents, testimony, and records will be received, heard, and maintained by the arbitrators in secrecy under seal, and available for inspection only by the Company or the Executive and their respective attorneys and their respective experts who will agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information becomes generally known. The arbitrators, who will act by majority vote, will be able to decree any and all relief of an equitable nature, including temporary restraining orders and temporary and/or a permanent injunctions, and the arbitrators will also be able to award damages, with or without an accounting and costs, provided that punitive damages will not be awarded and the arbitrators will not be entitled to disregard or invalidate any lawful Company policy. The decree or judgment of an award rendered by the arbitrators may be entered in any court with competent jurisdiction.
          (d) BY EXECUTING AND DELIVERING THIS AGREEMENT, THE EXECUTIVE IS IRREVOCABLY AND PERMANENTLY WAIVING THE EXECUTIVE’S RIGHT TO A JURY TRIAL WITH RESPECT ANY DISPUTES THAT ARISE OUT OF THIS AGREEMENT.
     9. Miscellaneous Provisions.
          (a) Waiver. No provision of this Agreement will be modified, waived, or discharged unless the modification, waiver, or discharge is agreed upon in writing and signed by the Executive and by an authorized Company officer (other than the Executive) acting with Board approval. No waiver by either Party of any breach of, or of compliance with, any condition or provision of this Agreement by the other Party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.
          (b) Entire Agreement. No agreements, representations, or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either Party with respect to the subject matter of this Agreement; provided that, except with respect to accelerating the Executive’s stock option vesting and to accelerating the termination of any repurchase option in accordance with the terms and conditions of this Agreement, this Agreement will not affect in any manner any provisions of any agreements to which the Executive and the Company are parties, including the provisions of any stock option agreements and of any restricted stock purchase agreements executed by and among the Company and the Executive, all of which remain in full force and effect subject to this Agreement.
          (c) Governing Law. The validity, interpretation, construction, and performance of this Agreement will be governed by the laws of the State of California.
          (d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.
          (e) No Assignment of Benefits. Any person’s right to any benefit under this Agreement will not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including bankruptcy, garnishment, attachment, or other creditor’s process, and any action in violation of this Section 9(e) will be void.
          (f) Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

          (g) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another Company affiliate or to the Company.
          (h) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
* * * * *

     The Parties have executed this First Amended and Restated Change of Control Agreement as of the Effective Date

COMPANY:	NEXTG NETWORKS, INC.

By:

Title:

EXECUTIVE:

Printed Name:

Address:

Electronic Mail Address:

Facsimile Number: